EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                   Jurisdiction of      Other Names under which
  Subsidiaries of the Company       Incorporation       Subsidiary does Business

Ahab Investment Company               Delaware                  N/A

Cramer Company                        Delaware                  N/A

DewEze Manufacturing, Company       Pennsylvania         Parker Industries

Great Bend Manufacturing
  Company, Inc.                       Kansas                    N/A

The Landover Company                Pennsylvania        Dura-Bond Bearing Co.

Motor Products -
  Ohio Corporation                    Delaware                  N/A

Motor Products -
  Owosso Corporation                  Delaware                  N/A

Owosso Motor Group, Inc.              --------               --------

Snowmax, Incorporated               Pennsylvania                N/A

Snyder Industries, Inc.               --------               --------

Sooner Trailer Manufacturing Co.      Delaware                  N/A

Stature Electric, Inc.                New York                  N/A